Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Reports Fiscal 2025 Third Quarter Results; Announces an Increase in the Dividend Level to $1.90 Per Share and a $5 billion Increase in Share Repurchase Authorization
•Total revenues were $3.06 billion, above the midpoint of the guidance range of $3.0 billion +/- $150 million;
•GAAP diluted EPS was $8.16 and non-GAAP diluted EPS was $8.41, both above the midpoints of the respective guidance ranges;
•Cash flow from operating activities for the quarter and last nine months were $1.07 billion and $2.92 billion, respectively, and free cash flow was $990.0 million and $2.68 billion, respectively;
•Capital returns for the quarter and last nine months were $732.5 million and $2.37 billion, respectively; and
•The Board of Directors approved an increase to the quarterly dividend level to $1.90 per share beginning with the dividend expected to be declared in May 2025 and an additional $5 billion for repurchases of our common stock.
MILPITAS, Calif., April 30, 2025 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its third quarter of fiscal year 2025, which ended on March 31, 2025, and reported GAAP net income of $1.09 billion and GAAP net income per diluted share of $8.16 on revenues of $3.06 billion.
“KLA’s March quarter results were above the midpoint of our guidance ranges and established a strong start to the calendar year. Though global trade dynamics are driving uncertainty across the global economy, to date, we have received no indications of demand changes from our customers for calendar year 2025,” said Rick Wallace, president and CEO, KLA Corporation. “We remain encouraged by KLA’s growing relevancy in semiconductor manufacturing. Our leadership in process control is a key enabler of today’s leading-edge AI investments by our customers and continues to be affirmed through recently published market share results. Our capital return announcements today reflect this confidence in the long-term value of KLA. As always, the KLA Operating Model continues to be fundamental as we make critical investments to drive differentiation across our product portfolio, and it guides our execution against long-term strategic objectives.”

GAAP Results
	Q3 FY 2025	Q2 FY 2025	Q3 FY 2024
Total Revenues	$3,063 million	$3,077 million	$2,360 million
Net Income	$1,088 million	$825 million	$602 million
Net Income per Diluted Share	$8.16	$6.16	$4.43

Non-GAAP Results
	Q3 FY 2025	Q2 FY 2025	Q3 FY 2024
Net Income	$1,121 million	$1,098 million	$715 million
Net Income per Diluted Share	$8.41	$8.20	$5.26
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2025 third quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Fourth Quarter Fiscal 2025 Guidance
The following details our guidance for the fourth quarter of fiscal 2025 ending in June:
•Total revenues is expected to be in a range of $3.075 billion +/- $150 million
•GAAP gross margin is expected to be in a range of 61.7% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 63.0% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $8.28 +/- $0.78

•Non-GAAP diluted EPS is expected to be in a range of $8.53 +/- $0.78
For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website (ir.kla.com). Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
Dividend Level Increase and Additional Share Repurchase Authorization
KLA Corporation is also announcing an increase in the quarterly dividend level to $1.90 per share from $1.70 per share, the sixteenth consecutive annual increase in the quarterly dividend level for KLA beginning with the dividend anticipated to be declared in May 2025. The declaration and payment of future dividends is subject to the Board’s discretion and will depend on financial and legal requirements and other considerations. The Company is also announcing authorization from the Board of Directors to repurchase up to $5 billion of the Company’s common stock. This is in addition to the existing share repurchase authorization, which had approximately $457 million remaining as of March 31, 2025.
Repurchases can be made using a variety of methods, which may include open market purchases, privately negotiated transactions, accelerated share repurchase programs, or otherwise, all in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase programs do not obligate the Company to acquire any particular amount of its common stock, and the repurchase programs may be suspended or discontinued at any time at the Company’s discretion.
“Today’s announcement is consistent with KLA’s long-standing confidence in our business model focused on KLA market relevance, product differentiation, free cash flow generation and assertive capital allocation,” commented Rick Wallace.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to the amount and timing of dividends, the amount and timing of share repurchases, total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending June 30, 2025, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: the effect of tariffs on our business; our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to environment, social and governance (“ESG”) matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats and cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, escalation of hostilities in the Middle East, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for research and development is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2024, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,858,022	$1,977,129
Marketable securities	2,170,600	2,526,866
Accounts receivable, net	2,159,897	1,833,041
Inventories	3,155,777	3,034,781
Other current assets	600,723	659,327
Total current assets	9,945,019	10,031,144
Land, property and equipment, net	1,198,302	1,109,968
Goodwill, net	1,787,532	2,015,726
Deferred income taxes	1,023,292	915,241
Purchased intangible assets, net	495,572	668,764
Other non-current assets	738,590	692,723
Total assets	$15,188,307	$15,433,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$429,318	$359,487
Deferred system revenue	868,345	985,856
Deferred service revenue	509,075	501,926
Current portion of long-term debt	—	749,936
Other current liabilities	2,103,191	2,063,569
Total current liabilities	3,909,929	4,660,774
Long-term debt	5,883,322	5,880,199
Deferred tax liabilities	405,912	486,690
Deferred service revenue	351,931	294,460
Other non-current liabilities	632,474	743,115
Total liabilities	11,183,568	12,065,238
Stockholders’ equity:
Common stock and capital in excess of par value	2,401,317	2,280,133
Retained earnings	1,646,055	1,137,270
Accumulated other comprehensive loss	(42,633)	(49,075)
Total stockholders’ equity	4,004,739	3,368,328
Total liabilities and stockholders’ equity	$15,188,307	$15,433,566

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues:
Product	$2,393,821	$1,769,369	$7,000,672	$5,527,842
Service	669,208	590,461	1,980,749	1,715,670
Total revenues	3,063,029	2,359,830	8,981,421	7,243,512
Costs and expenses:
Costs of revenues	1,175,689	993,885	3,544,581	2,917,522
Research and development	338,043	321,590	1,007,345	953,222
Selling, general and administrative	248,905	237,514	767,028	714,403
Impairment of goodwill and purchased intangible assets	—	70,474	239,100	289,474
Interest expense	71,889	79,981	229,041	228,417
Other expense (income), net	(35,930)	(45,622)	(121,323)	(104,515)
Income before income taxes	1,264,433	702,008	3,315,649	2,244,989
Provision for income taxes	176,017	100,467	456,855	319,539
Net income	$1,088,416	$601,541	$2,858,794	$1,925,450
Net income per share
Basic	$8.21	$4.46	$21.44	$14.20
Diluted	$8.16	$4.43	$21.32	$14.11
Weighted-average number of shares:
Basic	132,607	134,954	133,361	135,638
Diluted	133,303	135,856	134,066	136,428

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended March 31,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$1,088,416	$601,541
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill	—	70,474
Depreciation and amortization	98,091	99,263
Unrealized foreign exchange gain and other	4,558	7,629
Stock-based compensation expense	70,201	56,682
Deferred income taxes	(35,437)	11,886
Settlement of treasury lock agreement	—	415
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	185,975	194,311
Inventories	(112,283)	28,359
Other assets	14,309	(111,233)
Accounts payable	(12,227)	(10,238)
Deferred system revenue	(204,221)	110,442
Deferred service revenue	5,820	54,288
Other liabilities	(31,043)	(203,841)
Net cash provided by operating activities	1,072,159	909,978
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(3,682)
Acquisition of intellectual property	(2,850)	—
Capital expenditures	(82,135)	(71,793)
Proceeds from capital-related government assistance	315	—
Purchases of available-for-sale and equity securities	(697,596)	(1,172,264)
Proceeds from sale of available-for-sale securities	93,085	55,722
Proceeds from maturity of available-for-sale securities	378,471	342,808
Purchases of trading securities	(53,418)	(46,456)
Proceeds from sale of trading securities	43,341	37,619
Proceeds from other investments	984	—
Net cash used in investing activities	(319,803)	(858,046)
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	735,043
Common stock repurchases	(506,745)	(372,251)
Payment of dividends to stockholders	(225,774)	(197,154)
Tax withholding payments related to vested and released restricted stock units	(2,680)	(24,274)
Contingent consideration payable and other, net	—	(2,440)
Net cash provided by (used in) financing activities	(735,199)	138,924
Effect of exchange rate changes on cash and cash equivalents	2,587	(7,743)
Net increase in cash and cash equivalents	19,744	183,113
Cash and cash equivalents at beginning of period	1,838,278	1,665,054
Cash and cash equivalents at end of period	$1,858,022	$1,848,167
Supplemental cash flow disclosures:
Income taxes paid, net	$197,594	$159,848
Interest paid, net of capitalized interest	$128,814	$113,372
Non-cash activities:
Dividends payable - financing activities	$2,247	$2,105
Unsettled common stock repurchase - financing activities	$5,499	$10,999
Accrued purchase of land, property and equipment - investing activities	$24,322	$15,378

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
Revenues:
Semiconductor Process Control	$2,738,817	$2,096,005	$8,069,711	$6,425,562
Specialty Semiconductor Process	156,500	130,649	445,241	407,433
PCB and Component Inspection	168,552	133,399	467,615	412,474
Total revenues for reportable segments	3,063,869	2,360,053	8,982,567	7,245,469
Corporate allocations and effects of changes in foreign currency exchange rates	(840)	(223)	(1,146)	(1,957)
Total revenues	$3,063,029	$2,359,830	$8,981,421	$7,243,512
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)		March 31, 2025	December 31, 2024	March 31, 2024	March 31, 2025	March 31, 2024
GAAP net income		$1,088,416	$824,527	$601,541	$2,858,794	$1,925,450
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	53,663	58,656	58,573	169,013	181,124
Restructuring, severance and other charges	b	—	2,133	2,042	4,995	3,312
Impairment of goodwill and purchased intangible assets	c	—	239,100	70,474	239,100	289,474
Income tax effect of non-GAAP adjustments	d	(18,306)	(23,160)	(19,879)	(60,952)	(63,084)
Discrete tax items	e	(3,113)	(2,812)	2,386	(3,692)	4,538
Non-GAAP net income		$1,120,660	$1,098,444	$715,137	$3,207,258	$2,340,814
GAAP net income per diluted share		$8.16	$6.16	$4.43	$21.32	$14.11
Non-GAAP net income per diluted share		$8.41	$8.20	$5.26	$23.92	$17.16
Shares used in diluted net income per share calculation		133,303	133,926	135,856	134,066	136,428

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Goodwill and Purchased Intangible Asset Impairment	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended March 31, 2025
Costs of revenues	$41,838	$—	$—	$41,838
Research and development	—	—	—	—
Selling, general and administrative	11,825	—	—	11,825
Total in three months ended March 31, 2025	$53,663	$—	$—	$53,663
Three Months Ended December 31, 2024
Costs of revenues	$43,348	$429	$—	$43,777
Research and development	2,994	1,166	—	4,160
Selling, general and administrative	12,314	538	—	12,852
Impairment of goodwill and purchased intangible assets	—	—	239,100	239,100
Total in three months ended December 31, 2024	$58,656	$2,133	$239,100	$299,889
Three Months Ended March 31, 2024
Costs of revenues	$44,839	$805	$—	$45,644
Research and development	867	922	—	1,789
Selling, general and administrative	12,867	315	—	13,182
Impairment of goodwill	—	—	70,474	70,474
Total in three months ended March 31, 2024	$58,573	$2,042	$70,474	$131,089
Free Cash Flow Reconciliation

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$1,072,159	$909,978	$2,916,912	$2,415,960
Capital expenditures	(82,135)	(71,793)	(234,851)	(216,639)
Free cash flow	$990,024	$838,185	$2,682,061	$2,199,321
Capital Returns Calculation

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
Payments of dividends to stockholders	$225,774	$197,154	$650,629	$575,520
Common stock repurchases	506,745	372,251	1,724,249	1,265,480
Capital returns	$732,519	$569,405	$2,374,878	$1,841,000

Fourth Quarter Fiscal 2025 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending June 30, 2025
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$7.50	$9.06
Acquisition-related charges	a	0.38	0.38
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	d	(0.14)	(0.14)
Non-GAAP net income per diluted share		$7.75	$9.31
Shares used in net income per diluted share calculation		132.5	132.5
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending June 30, 2025
		Low	High
GAAP gross margin		60.7%	62.7%
Acquisition-related charges	a	1.3%	1.3%
Non-GAAP gross margin		62.0%	64.0%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets and write-offs due to abandonment of in-process research and development projects. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance.
c.Impairment of goodwill and purchased intangible assets in the nine months ended March 31, 2025, the three and nine months ended March 31, 2024, and the three months ended December 31, 2024 include non-cash expense recognized as a result of the company's testing for goodwill impairment and long-lived assets impairment. The impairment charge in fiscal 2024 resulted from the downward revision of financial outlook for our PCB and Display reporting units, and the subsequent decision to exit the Company's Display business that was based on many factors, including the cancellation of a significant new technology project by a major customer in the third quarter of fiscal 2024. The impairment charge in fiscal 2025 resulted from the continued deterioration of the long-term forecast for our PCB business. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in the three months ended March 31, 2025 include a deferred tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to better align with how our business operates. Discrete tax items in the nine months ended March 31, 2025 also include the recognition of a deferred tax asset on foreign currency gains/losses resulting from new tax legislation. Discrete tax items in the nine months ended March 31, 2024 include a one-time tax benefit resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in all periods presented include a tax impact relating to the amortization of the aforementioned tax benefits or similar tax benefits recorded in other periods.